Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (Form S-3 No. 333-210390 and Form S-8 Nos. 333-204983 and 333-220485) of Superior Drilling Products, Inc. of our report dated March 31, 2017, relating to the consolidated financial statements of Superior Drilling Products, Inc., appearing in this Annual Report on Form 10-K of Superior Drilling Products, Inc. for the year ended December 31, 2016.

/s/ Hein & Associates LLP

Dallas, Texas

March 22, 2018